Exhibit 5.1

437 Madison Avenue New York, NY 10022-7039 212-940-3000

July 15, 2014

Spherix Incorporated
6430 Rockledge Drive, Suite 503
Bethesda, Maryland 20817

Dear Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form in which it is to be filed on the date hereof by Spherix Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), relating to the registration of 4,161,892 shares of Common Stock, par value $0.0001 per share, of the Company (the “Shares”), issuable under the 2014 Equity Incentive Plan (the “2014 Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies and other electronic transmissions).  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon and subject to the foregoing, and in reliance thereon, we are of the opinion that, when the Registration Statement has become effective under the Securities Act and the Shares have been issued and sold as provided under the 2014 Plan, the Shares will be validly issued, fully paid and non-assessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Nixon Peabody LLP